UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2025

HELIO CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-56744	92-0586004
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2448 Sixth Street, Berkeley, California 94710
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 545-2666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2025, Helio Corp. (the “Company”) entered into purchase agreements (the “Purchase Agreements”) with two institutional investors, pursuant to which the Company issued promissory notes.

Pursuant to the Purchase Agreements, the Company issued (i) two unsecured promissory notes, each in the principal amount of $65,205 (each, a “Bridge Note”), and (ii) one unsecured convertible promissory note in the principal amount of $127,010 (the “Convertible Note,” and together with the Bridge Notes, the “Notes”).

Each Bridge Note was issued at a purchase price of $56,700, reflecting an original issue discount of $8,505, and matures on October 15, 2026. Each Bridge Note includes a one-time interest charge equal to 12% of the principal amount applied on the issuance date. The Company is required to make five scheduled payments between June 15, 2026 and October 15, 2026, resulting in a total repayment amount of $73,029 per Bridge Note. Amounts outstanding following an event of default bear interest at a rate of 22% per annum.

The Convertible Note was issued at a purchase price of $120,960, reflecting an original issue discount of $6,050, and matures on December 15, 2026. The Convertible Note bears interest at a rate of 12% per annum, with default interest accruing at a rate of 22% per annum upon the occurrence of an event of default.

Beginning 180 days after issuance, amounts outstanding under the Convertible Note, and amounts outstanding under the Bridge Notes following certain events of default, may be converted, at the option of the holder, into shares of the Company’s common stock at a conversion price equal to 65% of the lowest trading price of the Company’s common stock during the ten trading days prior to the applicable conversion date, subject to a 4.99% beneficial ownership limitation and, in the case of the Convertible Note, applicable stock exchange rules. The Company is required to reserve a sufficient number of shares of common stock to satisfy its conversion obligations.

The Notes contain events of default, including failure to make required payments, failure to issue shares upon conversion, breaches of representations or covenants, bankruptcy or insolvency events, delisting or trading suspension of the Company’s common stock, and failure to comply with reporting obligations under the Securities Exchange Act of 1934, as amended. Upon the occurrence of an event of default, amounts outstanding under the Notes may be accelerated and, in certain circumstances, become payable at amounts in excess of the outstanding principal and accrued interest.

The foregoing description is qualified in its entirety by reference to the full text of the Purchase Agreements and Notes, copies of which are filed as exhibits to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.:	Description:
10.1	Securities Purchase Agreement, dated December 19, 2025, between Helio Corporation and an institutional investor
10.2	Promissory Note, dated December 19, 2025, issued by Helio Corporation pursuant to Exhibit 10.1
10.3	Securities Purchase Agreement, dated December 19, 2025, between Helio Corporation and an institutional investor
10.4	Promissory Note, dated December 19, 2025, issued by Helio Corporation pursuant to Exhibit 10.3
10.5	Securities Purchase Agreement, dated December 19, 2025, between Helio Corporation and an institutional investor
10.6	Convertible Promissory Note, dated December 19, 2025, issued by Helio Corporation pursuant to Exhibit 10.5
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIO CORPORATION

Date: December 30, 2025	By:	/s/ Gregory T. Delory
	Name:	Gregory T. Delory
	Title:	Chief Executive Officer

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